As filed with the Securities and Exchange Commission on June 29, 2001
                                                    Registration No. 333-_______
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                              --------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                            VALMONT INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                               47-0351813
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

      One Valmont Plaza
       Omaha, Nebraska                                            68154-5215
(Address of principal executive offices)                          (Zip Code)

                             VERSP Restoration Plan
                            (Full title of the plan)

                                Terry J. McClain
                Senior Vice President and Chief Financial Officer
                            Valmont Industries, Inc.
                                One Valmont Plaza
                           Omaha, Nebraska 68154-5215
                     (Name and address of agent for service)

                                 (402) 963-1000
                     (Telephone number, including area code,
                              of agent for service)

                         CALCULATION OF REGISTRATION FEE

======================= ===================== ==================== ======================== ====================
                                                Proposed maximum       Proposed maximum
 Title of securities         Amount to be      offering price per     aggregate offering          Amount of
   to be registered          registered(1)            unit(2)               price(2)           registration fee
 ----------------------- --------------------- -------------------- ------------------------ --------------------
Common Stock(3)
($1.00 par value)               100,000              $15.17               $1,517,000               $379.25
======================= ===================== ==================== ======================== ====================

(1) In addition, pursuant to Rule 416(c), this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Estimated for the purposes of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low price of Valmont's common stock on the Nasdaq National Stock Market on June 25, 2001.
(3) This registration statement also applies to preferred share purchase rights which are attached to and trade with each share of common stock.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                EXPLANATORY NOTE


         As permitted by the rules of the Securities and Exchange Commission, this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the VERSP Restoration Plan as required by Securities Act Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         Valmont Industries, Inc. ("Valmont") hereby incorporates by reference in this registration statement the following documents previously filed with the Securities and Exchange Commission:

         (a) Annual Report on Form 10-K for the fiscal year ended December 30, 2000;
         (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2001; and
         (c) Registration Statement on Form 8-A, as amended, filed on December 20, 1995.

         All document subsequently filed by Valmont pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers.

         Pursuant to Article IX of the Certificate of Incorporation of Valmont, Valmont shall, to the extent required, and may, to the extent permitted, by
Section 102 and Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. No director shall be liable to Valmont or its stockholders for monetary damages for breach of fiduciary duty as a director. A director shall continue to be liable for (1) any breach of a director's duty of loyalty to Valmont or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) paying a dividend or approving a stock repurchase which would violate Section 174 of the General Corporation Law of the State of Delaware; or
(4) any transaction from which the director derived an improper personal benefit.

         The by-laws of Valmont provide for indemnification of Valmont officers and directors against all expenses, liabilities or losses reasonably incurred or suffered by the officer or director, including liability arising under the Securities Act of 1933, to the extent legally permissible under Section 145 of the General Corporation Law of the State of Delaware where any such person was, is, or is threatened to be made a party to or is involved in any action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact such person was serving Valmont in such capacity. Generally, under Delaware law, indemnification will only be available where an officer or director can establish that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Valmont.

         Valmont also maintains a director and officer insurance policy which insures the officers and directors of Valmont and its subsidiaries against damages, judgments, settlements and costs incurred by reason of certain wrongful acts committed by such persons in their capacities as officers and directors.

Item 8.  List of Exhibits.

Exhibit
Number                        Description

3.1 Certificate of Incorporation, as amended, filed as Exhibit 3 to Valmont's Quarterly Report on Form 10-Q for the quarter ended March 28, 1998 and is incorporated herein by reference.

3.2 Bylaws, as amended, filed as Exhibit 3(ii) to Valmont's Annual Report on Form 10-K for the fiscal year ended December 26, 1998 and is incorporated herein by reference.

4.1 Rights Agreement, dated as of December 19, 1995 between the Company and First National Bank of Omaha as Rights Agent, with Certificate of Adjustment. This document was filed as Exhibit 4(i) to Valmont's Annual Report on Form 10-K for the year ended December 25, 1999 and is incorporated herein by reference.

4.2 Form of Common Stock Certificate filed as Exhibit 4.4 to Valmont's Registration Statement on Form S-3 (333-59912) and incorporated herein by reference.

5        Opinion of McGrath, North, Mullin & Kratz, P.C.

10       VERSP Restoration Plan.

23.1     Consent of McGrath, North, Mullin & Kratz, P.C. (included in Exhibit
         5).

23.2     Consent of Deloitte & Touche LLP.

24       Powers of Attorney.


Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (1) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1) and (a)(2) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant, Valmont Industries, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 29th day of June, 2001.

                                   VALMONT INDUSTRIES, INC.


                                   By:     /s/  Mogens C. Bay
                                       ------------------------------------
                                          Mogens C. Bay
                                          Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed below by the following persons in the capacities indicated on the 29th day of June, 2001.

    Signature                                  Title

  /s/  Mogens C. Bay              Chairman, Chief Executive Officer and Director
Mogens C. Bay

  /s/  Terry J. McClain           Senior Vice President and Chief Financial
Terry J. McClain                  Officer (Principal Financial Officer)

  /s/  Mark C. Jaksich            Vice President and Controller
Mark C. Jaksich                   (Principal Accounting Officer)

Robert B. Daugherty*              Director
John E. Jones*                    Director
Thomas F. Madison*                Director
Charles D. Peebler, Jr.*          Director
Bruce Rohde*                      Director
Walter Scott, Jr.*                Director
Kenneth E. Stinson*               Director

* Mogens C. Bay, by signing his name hereto, signs this registration statement on behalf of each of the persons indicated. A Power-of-Attorney authorizing Mogens C. Bay to sign this registration statement on behalf of each of the indicated Directors of Valmont Industries, Inc. has been filed herein as
    Exhibit 24.


                                  By:  /s/  Mogens C. Bay
                                      --------------------------------
                                           Mogens C. Bay
                                           Attorney-In-Fact

         Pursuant to the requirements of the Securities Act of 1933, the VERSP Restoration Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 29th day of June, 2001.

                             VERSP RESTORATION PLAN

                             By:  /s/  Terry J. McClain
                                 ----------------------------
                                    Terry J. McClain
                                    Administrative Committee Member

                                INDEX OF EXHIBITS



Exhibit
Number                   Description                                      Page


3.1 Certificate of Incorporation, as amended, filed as Exhibit 3 to Valmont's Quarterly Report on Form 10-Q for the quarter ended March 28, 1998 and is incorporated herein by reference.

3.2      Bylaws, as amended, filed as Exhibit 3(ii) to Valmont's
         Annual Report on Form 10-K for the fiscal year ended December 26, 1998 and is incorporated herein by reference.

4.1 Rights Agreement, dated as of December 19, 1995 between the Company and First National Bank of Omaha as Rights Agent, with Certificate of Adjustment. This document was filed as Exhibit 4(i) to Valmont's Annual Report on Form 10-K for the year ended December 25, 1999 and is incorporated herein by reference.

4.2      Form of Common Stock Certificate filed as Exhibit 4.4 to
         Valmont's Registration Statement on Form S-3 (333-59912) and incorporated herein by reference.

5        Opinion of McGrath, North, Mullin & Kratz, P.C. ..................    9

10       VERSP Restoration Plan ...........................................   10

23.1 Consent of McGrath, North, Mullin & Kratz, P.C. (included in Exhibit 5)

23.2     Consent of Deloitte & Touche LLP .................................   22

24       Powers of Attorney ...............................................   23